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                                                                     EXHIBIT 5.1



                                                      April __, 1998



USBANCORP Capital Trust I
USBANCORP, Inc.
Main and Franklin Streets
Johnstown, Pennsylvania 15907

Ladies and Gentlemen:

         We have acted as counsel to USBANCORP, Inc., a Pennsylvania corporation (the "Company"), and USBANCORP Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del L. Sec. 3801 et. seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-3 filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the guarantee by the Company of 1,200,000 of the Trust's _____% capital securities, liquidation amount of $25 per capital security (the "Capital Securities") with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee"), (ii) $30,927,850 principal amount of _____% Junior Subordinated Deferrable Interest Debentures due June 30, 2028 (the "Junior Subordinated Debentures") to be issued by the Company and (iii) the Capital Securities.

         This opinion is being provided in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
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         (i) the Registration Statement on Form S-3 (File No. 333-50225) as
filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on April __, 1998 under the Act, and Amendment No. 1 thereto filed with the Commission on April 23, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

         (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on April 15, 1998;

         (iii) the Amended and Restated Trust Agreement of the Trust, dated as of April __, 1998 (the "Declaration"), among Terry K. Dunkle, Jeffrey A. Stopko, and Anthony M.V. Eramo, as administrative trustees, The Bank of New York, as property trustee (the "Property Trustee") and The Bank of New York (Delaware), as Delaware trustee;

         (iv) the form of the Capital Securities and a specimen certificate thereof;

         (v) an executed copy of the Indenture, dated as of April 1, 1998 (the "Indenture"), between The Bank of New York, as Indenture Trustee, and the Company;

         (vi) the form of the Junior Subordinated Debentures and a specimen certificate thereof;

         (vii) the Guarantee;
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         (viii) the Articles of Incorporation and Bylaws of the Company as
certified by the Secretary of the Company, and

         (ix) resolutions adopted by the Board of Directors of the Company on April __, 1998 and April __, 1998 as certified by the Secretary of the Company.


                     -------------------------------------

         Based upon our review of the foregoing documents, and subject to the qualifications set forth below, it is our opinion that when the Registration Statement becomes effective:

                  1. The Guarantee has been duly authorized by the Company, and when (i) the Declaration and Indenture have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Guarantee is duly executed and delivered by the Company and issued in the exchange offer as contemplated by the Registration Statement, the Guarantee will constitute a valid, legal and binding agreement of the Company in favor of the holders of Capital Securities, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  2. The Junior Subordinated Debentures have been duly authorized for issuance by the Company, and when (i) the
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Declaration and Indenture have been qualified under the Trust Indenture Act of
1939, as amended, and (ii) the Junior Subordinated Debentures are duly executed, authenticated and issued in accordance with the Indenture and delivered and issued in the exchange offer as contemplated by the Registration Statement, the Junior Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  3. The Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the exchange offer as contemplated by the Registration Statement, the Capital Securities will represent, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration except to the extent that enforcement of the Declaration may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general
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principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law.

                  4. The holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

                           ---------------------------

         In providing this opinion we have assumed, without investigation, the authenticity of documents submitted to us as originals, the conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such documents submitted to us as copies, the genuineness of all signatures and the legal capacities of natural persons. In addition, we have assumed that each of the entities or persons other than the Company, the Trust and their respective representatives executing the documents had the power and authority to enter into and perform all of its obligations under such documents, and have also assumed the due execution and delivery of these documents by each such entity or person.
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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                                     Very truly yours,